UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

June 7, 2010
Date of report (Date of earliest event reported)

HUTCHINSON TECHNOLOGY INCORPORATED
(Exact Name of Registrant as Specified in its Charter)

Minnesota	0-14709	41-0901840
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

40 West Highland Park Drive N.E., Hutchinson, Minnesota	55350
(Address of Principal Executive Offices)	(Zip Code)

(320) 587-3797
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

At an investor conference on June 8, 2010, executives of Hutchinson Technology Incorporated (the “Company”) will provide investors with an update regarding the Company’s performance.  Specifically, the Company expects to discuss the following:

•
Customers’ disk drive production plans have been reduced during the quarter, and the Company now expects its suspension assembly shipments to decline on a sequential basis in its fiscal 2010 third quarter.

•
Through the first eight weeks of the Company’s fiscal 2010 third quarter, TSA+ suspensions have comprised 27% of the Company’s total suspension assembly shipments compared to 15% in the fiscal 2010 second quarter.

•
The Company’s TSA+ production yield and output have continued to improve in the fiscal 2010 third quarter, and as a result, the TSA+ cost burden is expected to decline compared to the fiscal 2010 second quarter.

•	Construction of the Company’s assembly facility in Thailand, as well as the hiring and training of employees for its Thailand operation, is proceeding on schedule.

•	Suspension demand and the Company’s execution in the month of June will be critical in determining its operating results for the current quarter.

This Form 8-K contains forward-looking statements regarding demand for, production of and shipments of disk drives and the company’s products, production capability and costs, assembly operations in Thailand and operating results.  The company does not undertake to update its forward-looking statements.  These statements involve risks and uncertainties.  The company's actual results could differ materially from those anticipated in these forward-looking statements as a result of changes in market demand and market consumption of disk drives or suspension assemblies, market acceptance of new products, the company’s ability to produce suspension assemblies at levels of precision, quality, volume and cost its customers require, changes in product mix, changes in customers yields, changes in storage capacity requirements, changes in expected data density and other factors described from time to time in the company's reports filed with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUTCHINSON TECHNOLOGY INCORPORATED
Date: June 7, 2010	/s/ Steven L. Polacek Steven L. Polacek Senior Vice President and Chief Financial Officer